UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
VALLEY BANCORP
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-50950	88-0493760
1300 S. Jones Boulevard, Las Vegas, Nevada 89146
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (702) 821-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 28, 2006, Valley Bancorp, Las Vegas, Nevada (“VB”) entered into an Agreement to Merge and Plan of Reorganization (the “Merger Agreement”) with Community Bancorp (“CB”). Under the terms of the Merger Agreement, VB will merge with and into CB, and VB’s bank subsidiary, Valley Bank will merge with and into CB’s subsidiary, Community Bank of Nevada (the “Transaction”).
Shareholders holding shares of VB stock will be entitled to elect to receive, within certain parameters, a combination of CB common stock and/or cash based on an established exchange ratio valued at approximately $137 million.
Consummation of the Transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of VB. For information regarding the terms of the proposed Transaction, reference is made to the press release dated June 28, 2006, which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements – not applicable

(b)	Pro forma financial information – not applicable

(c)	Exhibits
99.1	Press Release dated June 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: June 28, 2006

VALLEY BANCORP

By	/s/ Barry L. Hulin

Barry L. Hulin
President and Chief Executive Officer

Exhibit Index

99.1	Press Release dated June 28, 2006